Exhibit 10.9

ADDENDUM TO LICENSING AGREEMENT

This Addendum (“Addendum”) to the Licensing Agreement dated September 1, 2021 (the “Agreement”) between Taylored Concepts, LLC. (“Taylored Concepts”), ProToyTypes, LLC. (“ProToyTypes”) and SRM Entertainment, Inc. (“SRM”) is made this 18th day of June 2022 by and between Taylored Concepts, ProToyTypes and SRM. All capitalized terms used and not defined in this Addendum shall have the meaning given to them in the Agreement.

Recitals:

WHEREAS, pursuant to the Agreement, Taylored Concepts and ProToyTypes licensed the Property to SRM;

WHEREAS, at the time the Agreement was entered into, Taylored Concepts, ProToyTypes and SRM shared certain assumptions regarding the amount of time necessary to accomplish the goals of the Agreement;

WHEREAS, the parties desire to amend and supplement the Agreement to set forth certain binding commitments relating to the forgoing premises;

NOW THEREFORE, in consideration of the premises and of the mutual representations, warranties, covenants and agreements set forth in this Addendum, Taylored Concepts, ProToyTypes and SRM hereby agree as follows:

1. Amendment of Term. Section 2) of the Agreement captioned “TERM” is hereby deleted in its entirety and replaced with the following;

TERM. Unless sooner terminated in accordance with Section 20), the “Initial Term” of this Agreement shall commence as of the Effective Date and continue through and including December 31, 2025 (the “Initial Term”). Thereafter, this Agreement shall automatically renew for subsequent and consecutive one (1) year periods (each a “Renewal Term”) provided that (i) Licensee has, during the Initial Term or then-current Renewal Term, as applicable, generated earned royalties sufficient to cover the applicable Minimum Royalty Guarantee without the necessity of making a shortfall payment, and (ii) Licensee is actively selling at least three (3) SKUs of the Articles. As used herein, “Term” means the Initial Term and, if applicable, any Renewal Terms.

2. Minimum Royalty Guarantee. In Attachment A to the Agreement all text under the heading “MINIMUM ROYALTY GUARANTEE” is hereby deleted in its entirety and replaced with the following:

●	Initial Term. $52,500 payable as follows:

○	$7,500 on Net Sales that occur from the Effective Date through December 31, 2022, payable $5,000 as an Advance on execution of Agreement and the balance no later than January 30, 2022 to the extent not paid earlier as earned royalties.

○	$15,000 on Net Sales that occur during calendar year 2023, payable no later than January 30, 2024 to the extent not paid earlier as earned royalties.

Addendum to Licensing Agreement for Taylored Concepts, ProToyTypes & SRM June 2022

○	$15,000 on Net Sales that occur during calendar year 2024, payable no later than January 30, 2025 to the extent not paid earlier as earned royalties.

○	$15,000 on Net Sales that occur during calendar year 2025, payable no later than January 30, 2026 to the extent not paid earlier as earned royalties.

●	Renewal Terms. $15,000, payable thirty (30) days after the end of each Renewal Term to the extent not paid as earned royalties during that Renewal Term.

There shall be no cross-collateralization or carryover of excess royalty payments from one calendar year to another during the Initial Term or by or between the Initial Term or any Renewal Terms.

3. Licensed Articles. The parties acknowledge that all line extensions and items of merchandise that utilize characters or brands associated with the Licensed Articles are intended to be treated as Licensed Articles in accordance with Section 7)e) of the Agreement, including, without limitation, all items that use the “SIP WITH ME” or derivative trademarks or branding, or that use characters or artwork for the Licensed Articles such as, without limitation, the items depicted in Exhibit A attached hereto and incorporated herein by this reference. All line extensions will be paid a 2% royalty fee.

4. Effect of Termination. The heading “EFFECT OF TERMINATION” in Section 21 of the Agreement is hereby deleted and replaced with “EFFECT OF TERMINATION, EXPIRATION OR CANCELLATION” and all terms applicable to termination in Section 20 shall be interpreted as equally applicable to expiration or cancellation of the Agreement.

5. Except as specifically amended by this Addendum, the Agreement shall remain in full force and effect.

6. This Addendum may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument. Execution and delivery of this Agreement by exchange of facsimile copies bearing the facsimile signature of a party hereto shall constitute a valid and binding execution and delivery of this Agreement by such party. Such facsimile copies shall constitute enforceable original documents.

IN WITNESS WHEREOF, the parties have executed the Agreement as of the date first above written.

SRM Entertainment, Inc.

By:	/s/ Taft Flittner
Taft Flittner, President

Taylored Concepts, LLC

By:	/s/ Lee Ann Taylor
Lee Ann Taylor, President

Prototype LLC

By:	/s/ Carmine Capone
Carmine Capone, Co-Owner

Addendum to Licensing Agreement for Taylored Concepts, ProToyTypes & SRM June 2022

Exhibit A

Addendum to Licensing Agreement for Taylored Concepts, ProToyTypes & SRM June 2022